EXHIBIT 99.1

Contact: Angela Gamba, aQuantive director of public relations, ph. (206) 816-8245, angela.gamba@aQuantive.com

aQuantive, Inc. Announces Avenue A Agency Division Loss of Client

AT&T Wireless

Loss Does Not Impact Q2 Guidance

SEATTLE—July 15, 2003—aQuantive, Inc. (NASDAQ: AQNT), a digital marketing services and technology company, today announced that one of its interactive agency units, Avenue A, will no longer be online agency of record for AT&T Wireless. The transition is expected to occur during the third quarter of this year and will impact most of Avenue A’s online activities on behalf of AT&T Wireless. aQuantive noted that the client loss does not impact the company’s financial results for the second quarter of 2003, which will be released on Wednesday, July 23, 2003.

Subsequent to recent management changes made by AT&T Wireless, the advertiser undertook an agency review, which resulted in its selection of a new agency of record for most of its online advertising initiatives.

“Despite the loss of AT&T Wireless as an Avenue A client, aQuantive’s financial position remains strong. We still expect our 2003 gross profit to increase by over 40 percent from 2002 and our year-end outlook continues to remain positive,” said Brian McAndrews, aQuantive president and CEO. “Obviously we are disappointed to lose the relationship we have had with AT&T Wireless, but Avenue A has an exceptional and growing Fortune 1000 client list, superior customer relations, performance results that are at the highest level and an extremely competitive position as an interactive agency that uses proven data and analytics to deliver superior return on investment.”

aQuantive disclosed that its interactive agency units, Avenue A and Philadelphia-based i-FRONTIER, have added a total of six new advertising clients since the beginning of the year, and Atlas DMT, aQuantive’s advertising technology business unit, has added 18 new agency clients in 2003.

aQuantive provided the following revised guidance for the full year 2003, versus the prior guidance that it gave at the end of Q1:

Revised Guidance:	Prior Guidance:

• Revenue: $200-220 million	• Revenue: $190-210 million

• Gross Profit: $55-$60 million	• Gross Profit: $56-62 million

• Net income*: 15-20 cents per share	• Net income*: 16-22 cents per share

*Based on 59 million shares outstanding

aQuantive will release its financial results for the second quarter of 2003 on Wednesday, July 23, 2003. In its release and during its conference call set for 8am PST, the company will more thoroughly discuss its business outlook for the second half of 2003.

About aQuantive, Inc.

aQuantive, Inc. (Nasdaq:AQNT), a digital marketing services and technology company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, full-service interactive agencies Avenue A (www.avenuea.com) and i-FRONTIER (www.ifrontier.com), and advertising technology provider Atlas DMT (www.atlasdmt.com), aQuantive, Inc. is positioned to bring value to any interaction in the digital marketplace. aQuantive, Inc. (www.aquantive.com) is headquartered in Seattle. Atlas DMT is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of the Atlas DMT cookie, go to: www.networkadvertising.org.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as ‘aims, anticipates, believes, estimates, expects, intends, plans, predicts, projects or targets’ or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. The forward-looking statements in this release include, without limitation, statements about the timing of the transition and revised financial guidance for 2003. The forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk that the timing of the transition is outside of aQuantive’s control. Other risks include unforeseen changes in client online advertising budgets and unanticipated loss of clients. More information about factors that could cause actual results to differ materially from those predicted in aQuantive’s forward-looking statements is set out in its annual report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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